Exhibit 10.11

CONTRATO DE COMPRAVENTA DE ACCIONES QUE CELEBRAN POR UNA PARTE PANATRADE BUSINESS LIMITED REPRESENTADA EN ESTE ACTO POR ####, Y A QUIEN EN LO SUCESIVO SE LE DENOMINARA “EL VENDEDOR”; Y POR OTRA PARTE QPAGOS CORPORATION REPRESENTADA EN ESTE ACTO POR #####, A QUIEN EN LO SUCESIVO SE LES DENOMINARA “EL COMPRADOR”, AL TENOR DE LOS SIGUIENTES ANTECEDENTES, DECLARACIONES Y CLÁUSULAS:

ANTECEDENTES

I. Las partes celebran este contrato con la intención de que “EL COMPRADOR” adquiera 1500 acciones, Serie “A ” y 1´548,580 acciones, Serie “B ”, mismas que fueron emitidas por la sociedad denominada Q PAGOS S.A.P.I. de C.V. Las acciones mencionadas se amparan en los títulos de acciones No. 1 de la Serie “A” y No. 1 de la Serie “B”.

DECLARACIONES

I) Declara “EL VENDEDOR” a través de su representante legal:

(a) Que es una sociedad debidamente organizada y constituida conforme a las leyes de Hong Kong, con número de registro 1921180.

(b) Es titular de 1500 acciones Serie “A”, y 1´548,580 acciones Serie “B”, representativas del 99% (noventa y nueve por ciento) del capital social, mismas que fueron emitidas por la sociedad denominada Q PAGOS, S.A.P.I. de C.V., y que se amparan en los títulos de acciones No. 1 de la Serie “A” y No. 1 de la Serie “B”, expedidos el día 22 del mes de enero de 2014 y el 3 de junio de 2014 respectivamente, tal y como lo acredita con los títulos accionarios expedidos a su favor, así como con el registro en el libro de accionistas de la sociedad en el que aparece como titular, mismos que exhibe al celebrar este contrato, en lo sucesivo “LAS ACCIONES”.

SHARE PURCHASE AGREEMENT ENTERED INTO BY PANATRADE BUSINESS LIMITED REPRESENTED BY #####, AND HEREINAFTER WILL BE CALLED "SELLER"; AND ON IN THE OTHER QPAGOS CORPORATION REPRESENTED BY #####, A HEREINAFTER BE CALLED "THE BUYER" IN ACCORDANCE WITH THE FOLLOWING BACKGROUND, STATEMENTS AND CLAUSES:

BACKGROUND

I. The parties enter into this agreement with the intention of "THE BUYER" acquire 1500 shares, Series "A" and 1'548,580 shares, Series "B", same that were issued by the company called Q PAGOS S.A.P.I. DE C.V. The actions referred are in the titles of shares No. 1 of the Series "A" and No. 1 of Series "B".

STATEMENTS

I) The SELLER declares through its legal representative that:

(a) It is a Company legally incorporated under the laws of Hong Kong, with register number 1921180.

(b) It is owner of 1,500 shares Series "A" and 1'548,580 Series "B" representing 99% ( ninety nine percent) of the capital issued by the company called Q PAGOS, S.A.P.I. de C.V., and which are in the stock titles No. 1 of the Series "A" and No. 1 of the Series "B", issued on January 22, 2014 and June 3, 2014 respectively, as accredited in stock titles issued in its favor, as well as registration in the book of shareholders of the company in which it appears as a shareholder, exhibiting in this moment, the stock titles mentioned, hereinafter "THE SHARES" .

(c) Las Acciones objeto de la transmisión están totalmente suscritas y pagadas, y libres de todo gravamen

II) Declara “EL COMPRADOR” a través de su representante legal:

(a) Que es una sociedad debidamente organizada y constituida conforme a las leyes de Delaware, Estados Unidos, con número de registro5739769.

(b) Que cuenta con los recursos suficientes y lícitos para hacer frente a las obligaciones que mediante el presente contrato contrae.

(c) Que ha revisado la documentación detallada en las declaraciones que anteceden y que conoce el estado que guardan los títulos accionarios materia del presente contrato, principalmente la valuación de acciones realizada por contador público certificado, de fecha 19 de agosto de 2015, en la que se concluye que la participación accionaria de PANATRADE representa una adquisición de deuda con terceros, además de contener perdidas contables acumuladas.

(c) The shares are fully suscribed, paid and free from all charges, liens and encumbrances of title.

II) The BUYER declares through its legal representativa that :

(a) It is Company legally incorporated under the laws of Delaware, United States, with register number 5739769.

(b) That have sufficient and legal resources to meet the obligations contracted by this contract.

(c) Has reviewed the detailed documentation in the foregoing statements and knows the state that keep the stock titles subject of this contract, mainly the valuation of shares by certified public accountant dated August 19, 2015, in which it is concluded that the shareholding of PANATRADE represent an acquisition of third-party debt and contain cumulative accounting losses.

III) Ambas Partes declaran y se reconocen que:

(a) Tienen plenas facultades y capacidad para celebrar y cumplir el presente contrato, así como para llevar a cabo las operaciones contempladas en el.

(b) Que sus respectivos representantes cuentan con las facultades necesarias para representar y obligar en los términos del presente contrato, facultades que no les han sido revocadas ni limitadas en forma alguna a esta fecha.

(c) La celebración, otorgamiento y cumplimiento del presente contrato ha sido debidamente autorizado mediante los actos corporativos necesarios para ello, no requiriéndose acto o autorización adicional alguno.

(d) Que no violan disposición legal alguna; ni sus documentos corporativos, contratos o documentos de los cuales sean parte o en virtud de los cuales estén obligadas.

EN VIRTUD DE LO ANTERIOR, las Partes convienen en sujetarse a las siguientes:

CLAUSULAS:

PRIMERA. Compraventa de acciones.

(1) Compraventa. Mediante la celebración de este contrato, “EL VENDEDOR” vende “LAS ACCIONES” a “EL COMPRADOR”, quien las adquiere libres de todo gravamen, carga o limitación alguna en su dominio.

(2) Endoso, Entrega y Registro. En virtud de la Compraventa y contra el pago total del precio: i) “EL VENDEDOR” endosará en propiedad y entregará a favor de “EL COMPRADOR”, los títulos que amparan “LAS ACCIONES” , obligándose “EL COMPRADOR” a solicitar la inscripción en el libro de registro de accionistas de Q PAGOS, S.A.P.I. DE C.V.

III) Both Parties declare and acknowledge that:

(a) Have the sufficient power and authority to execute this contract and to carry out the operations referred to in.

(b) That its legal representative has the sufficient power to execute this contract, power which have not been restricted in any way.

(c) The execution, delivery and performance of this contract has been duly authorized by the corporate actions necessary for this, not requiring any additional authorization.

(d) Also they do not violate any legal provision; or corporate documents, contracts or documents which are party or under which are obliged.

The parties agree to be bound by the following:

CLAUSES:

FIRST. Share Purchase.

(1) Share purchase. By entering into this agreement, "SELLER" sells shares to "BUYER" who acquires unencumbered, charge or limitation in its domain.

(2) Endorsement, Delivery & Registration. Under the Sale and against full payment of the price: i) "Seller" endorse owned and delivered in favor of "BUYER", stock titles, forcing "BUYER" to apply for registration in the register of shareholders of Q PAGOS, SAPI DE C.V.

(3) Precio y Forma de Pago. El Precio total por la Compraventa de las Acciones es la cantidad de $ 1 (un peso 00/100 Moneda Nacional, el “Precio”), mismo que se paga en la fecha de firma del presente contrato.

(4) Saneamiento. “EL VENDEDOR” responderá por el saneamiento en caso de evicción de “LAS ACCIONES”.

(5) Indemnización. Cada una de las Partes sacará en paz y a salvo a la otra Parte, sus respectivos accionistas, consejeros, funcionarios, empleados, agentes, apoderados, representantes y asesores, en caso de cualquier daño o reclamación derivada de la falta de veracidad, integridad u oportunidad de sus declaraciones.

SEGUNDA. Gastos e Impuestos.

(1) Gastos. Cada una de las Partes será responsable de cubrir todos los gastos costos y honorarios en los que incurra como consecuencia de la celebración de este Contrato y el perfeccionamiento de las operaciones contenidas en el mismo.

(2) Obligaciones fiscales. Todos los Impuestos, derechos o contribuciones que se causen como resultado de del presente Contrato, serán a cargo de la parte que sea responsable de cubrirlos conforme a la legislación aplicable.

(3) Price and Payment. The price for the sale of the shares is the amount of $ 1 (one 00/100, Mexican Peso the "Price"), and it is paid on the date of signature of this contract.

(4) Sanitation. The SELLER is liable for sanitation in case of eviction of the shares.

(5) Compensation. Each of the Parties will remove harmless the other Party, their respective shareholders, directors, officers, employees, agents, attorneys, representatives and advisors, if any damage or claim resulting from the lack of veracity, completeness or timeliness of its statements.

SECOND. Expenses and Taxes.

(1) Expenses. Each Party shall be responsible for covering all costs fees and expenses incurred as a result of the execution of this Agreement and the consummation of the transactions contained therein.

(2) Taxes. All taxes, fees or contributions that are caused as a result of this Agreement, shall be borne by the party who is responsible for cover under applicable law.

TERCERA. Estipulaciones Generales.	THIRD. Miscellaneous.

(1) Cesión. Las Partes convienen en que ninguna de las Partes podrá en todo o en parte, ceder, transferir, enajenar o negociar en cualquier forma sus derechos y obligaciones que adquiere conforme al presente contrato.

(2) Acuerdo Integral. El presente Contrato constituye el acuerdo total celebrado entre las Partes y deja sin efecto cualquier acuerdo, declaración, y entendimiento previo celebrado entre la Partes con anterioridad en relación con dicho objeto.

(3) Modificaciones. Ninguna variación o modificación al presente Contrato, ni renuncia a cualquiera de los términos y disposiciones del presente, se considerará valida a menos que sea por escrito y firmada por las Partes al presente Contrato.

(4) Versión Inglés-Español: Este contrato tiene versión en español y en inglés, ambos con la misma fuerza legal, sin embargo, en caso de controversia acerca del significado en alguna de sus versiones, prevalecerá la versión en español.

(1) Assignment. The parties agree that either party may not in whole or in part, assign, transfer, sell or negotiate their rights and obligations acquired in any form under this contract.

(2) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any agreements, statements, and prior understanding concluded between the parties previously in connection with the object.

(3) Modifications. No variation or amendment of this Agreement or waiver of any of the terms and provisions hereof, shall be deemed valid unless in writing and signed by the parties to this Agreement.

(4) English-Spanish version: This contract is version Spanish and English, both with the same legal force, however, in case of dispute about the meaning in some version, Spanish version shall prevail

CUARTA. Jurisdicción y ley aplicable.

Para el caso de controversia sobre la interpretación o cumplimiento del presente contrato, las Partes se someten expresamente a la Jurisdicción y Competencia de los Tribunales y leyes del Distrito Federal, renunciando a cualquier otro fuero o jurisdicción que pudiera corresponderles por razón de sus domicilios presentes o futuros o por cualquier otra causa.

Leído que fue por las Partes el presente Contrato, conformes con su redacción, contenido y alcance, lo firman en dos ejemplares autógrafos en la Ciudad de México el día 27 de agosto de 2015, recibiendo cada Parte el original que les corresponde en su entera conformidad.

FOURTH. Jurisdiction.

In the case of dispute concerning the interpretation or performance of this contract, the parties expressly submit to the Jurisdiction of the Courts and laws of the Federal District, Mexico, waiving any other jurisdiction that may correspond by reason of their domiciles or futures or any other cause.

Read by the Parties this Agreement, consistent with its wording, content and scope, is signed two autographs copies in Mexico City on August 27, 2015, each Party receiving the original they deserve in your complete satisfaction.

EL VENDEDOR	EL COMPRADOR

THE SELLER	THE BUYER

/s/ Panatrade Business Limited	/s/ QPAGOS Corporation

PANATRADE BUSINESS LIMITED	Q PAGOS CORPORATION